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                                                                     EXHIBIT 3.2
                                     BYLAWS

                                       OF

                              WASTE HOLDINGS, INC.


                                   ARTICLE I

                                    OFFICES

     Section 1.01.  Principal Office.  The principal office of the Corporation
                    ----------------
shall be located at such place, within or without the State of North Carolina, as may be determined from time to time by the Board of Directors.

     Section 1.02.  Registered Office.  The Corporation shall maintain a
                    -----------------
registered office as required by the North Carolina Business Corporation Act, as amended from time to time (the "Act"), at a location in the State of North Carolina designated by the Board of Directors from time to time. The registered office of the Corporation may, but need not be, identical with the principal office of the Corporation.

     Section 1.03.  Other Offices.  The Corporation may have such other offices
                    -------------
within and without the State of North Carolina as the business of the Corporation may require from time to time. The authority to establish or close such other offices may be delegated by the Board of Directors to one or more of the Corporation's officers.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 2.01.  Place of Meetings.  All meetings of shareholders shall be
                    -----------------
held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall in each case be (i) fixed by the Chief Executive Officer, the President, the Secretary, the Chairman of the Board, or the Board of Directors and designated in the notice of meeting or (ii) agreed upon by a majority of the shareholders entitled to vote at the meeting.

     Section 2.02.  Annual Meetings.  The annual meeting of the Corporation's
                    ---------------
shareholders shall be held in May of each year on any day (except Saturday, Sunday or a legal holiday) in that month, as determined by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting. If the annual meeting shall not be held on the day designated pursuant to these Bylaws for the annual meeting of shareholders, or at any adjournment thereof, then a substitute annual meeting may be called in accordance with Section 2.03 of these Bylaws, and the meeting so called may be designated as the annual meeting.
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     Section 2.03.  Special Meetings.  Special meetings of the Corporation's
                    ----------------
shareholders may be called for any one or more lawful purposes by the Corporation's Chief Executive Officer, President, Secretary, Chairman of the Board, the Board of Directors, or otherwise as authorized by the Act. Only business within the purpose or purposes described in the notice of the meeting may be conducted at a special meeting of shareholders.

     Section 2.04.  Notice of Meetings.  Written or printed notice of all
                    ------------------
meetings of shareholders shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting date, to all shareholders of record (determined pursuant to Section 9.06 of these Bylaws) entitled to vote at such meeting, and to such other persons as the Corporation is required to notify pursuant to the Act or the Corporation's Articles of Incorporation. The notice shall state the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting was called.

     Section 2.05.  Shareholders' List.  Not later than two (2) business days
                    ------------------
after the date notice of a meeting of shareholders is first given, the Secretary or other officer or person having charge of the stock transfer books of the Corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting, with the address of and number of shares held by each, arranged by voting group and by class or series of shares within each voting group, which list shall be kept on file at the principal office of the Corporation, or at a place in the city where the meeting is to be held and identified in the notice of meeting, for the period commencing two (2) business days after notice of the meting is first given and continuing through such meeting, and which list shall be available for inspection by any shareholder, or his or her agent or attorney, upon his or her demand, at any time during regular business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, or his or her attorney, during the whole time of the meeting and any adjournment thereof.

     Section 2.06.  Quorum.  Except as may otherwise be required by the Act or
                    ------
the Corporation's Articles of Incorporation, at any meeting of shareholders the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote thereat shall constitute a quorum for the transaction of any business properly before the meeting. Shares entitled to vote as a separate voting group on a matter may take action at a meeting only if a quorum of the shares in the separate voting group are present in person or by proxy at the meeting. In the absence of a quorum a meeting may be adjourned from time to time, in accordance with the provisions concerning adjournments contained elsewhere in these Bylaws, by the holders of a majority of the shares represented at the meeting in person or in proxy. At such adjourned meeting a quorum of shareholders may transact any business as might have been properly transacted at the original meeting.

     Section 2.07.  Organization.  Each meeting of shareholders shall be
                    ------------
presided over by the Chairman of the Board, or, in the absence or at the request of the Chairman of the Board, by the President, or, in the absence or at the request of the President, by such other officer as the Board of Directors may designate, or in their absence and in the absence of such designation, by any person selected to preside by plurality vote of the shares represented and entitled to vote at the meeting, with each share having the same number of votes to which it would be entitled on any

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other matter on which all shares represented and entitled to vote at the meeting would be entitled to vote. The Secretary, or in the absence or at the request of the Secretary, any person designated by the person presiding at the meeting, shall act as secretary of the meeting.

     Section 2.08.  Voting.  Except as may otherwise be required by the Act or
                    ------
the Corporation's Articles of Incorporation, and subject to the provisions concerning shareholders of record contained elsewhere in these Bylaws, a person (or his or her proxy) present at a meeting of shareholders shall be entitled to one vote for each share of voting stock an to which such person in the shareholder of record.

     Except in the election of Directors as governed by Section 3.03 of these Bylaws, if a quorum of a voting group exists, action on a matter by such voting group is approved by such voting group if the votes cast within such voting group favoring the action exceed the votes cast within such voting group opposing the action, unless a greater number of affirmative votes is required by the Act or the Corporation's Articles of Incorporation or these Bylaws. As used in these Bylaws, the term "voting group" has the meaning ascribed to that term in the Act. So long as the Corporation shall have only one class of shares outstanding and the voting rights of all shares of such class are identical, then all such outstanding shares shall constitute a single voting group and the sole voting group, except to the extent that the Act or the Corporation's Articles of Incorporation requires that any of such shares be treated as a separate voting group.

     Section 2.09.  Adjournments.  A majority of the voting shares held by
                    ------------
shareholders of record present in person or by proxy at a meeting of shareholders may adjourn a meeting from time to time to a date, time, and place fixed by notice as provided for above or, if such date is less than thirty (30) days from the date of adjournment, to a date, time, and place fixed by the majority and announced at the original meeting prior to adjournment.

     Section 2.10.  Action Without Meeting.  Any action required or permitted to
                    ----------------------
be taken at a meeting of the shareholders may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents signed by all of the shareholders entitled to vote with respect to the subject matter thereof before or after such action, describing the action and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

     Section 2.11.  Proxies.  At all meetings of shareholders, a shareholder may
                    -------
vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless it qualifies as an irrevocable proxy under the Act.

     Section 2.12.  Shareholder Proposals. Any shareholder wishing to bring any
                    ---------------------
business before a meeting of shareholders must provide notice to the Corporation not more than ninety (90) and not less than fifty (50) days before the meeting in writing by registered mail, return receipt requested, of the business to be presented by such shareholder at the shareholder's meeting. Any such notice shall set forth the following as to each matter the shareholder proposes to bring before the meeting:

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     (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, if such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment;

     (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business;

     (iii) the class and number of shares of the Corporation which are beneficially owned by such shareholder;

     (iv) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and

     (v)   any material interest of the shareholder in such business.

     Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section. In the absence of such notice to the Corporation meeting the above requirements, a shareholder shall not be entitled to present any business at any meeting of the shareholders.

                                  ARTICLE III

                                   DIRECTORS

     Section 3.01.  Authority.  All corporate power of the Corporation shall
                    ---------
be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors.

     Section 3.02.  Number, Tenure and Qualification. The number of directors
                    --------------------------------
constituting the Board of Directors shall not be more than nine (9) but not less than five (5) and may be fixed or changed, within this minimum and maximum, by the shareholders or the Board of Directors. The number of directors constituting the initial Board of Directors shall be fixed at six (6).
Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

     Section 3.03.  Election.  Directors shall be elected by a plurality of
                    --------
the votes cast by the shares entitled to vote in the election of Directors at a meeting at which a quorum is present. Every shareholder entitled to vote at an election of Directors shall have the right to vote the number of shares standing of record in his name for as many persons as there are Directors to be elected and for whose election he has a right to vote.

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     Section 3.04.  Removal.  Except as otherwise provided in the Articles of
                    -------
Incorporation or the Act, any Director may be removed from office, with or without cause, by a vote of the holders of a majority of the shares of the Corporation's voting stock.

     Section 3.05.  Vacancies.  A vacancy occurring in the Board of
                    ---------
Directors, including positions not filled by the shareholders or those resulting from an increase in the number of Directors, may be filled by a majority of the remaining Directors, though less than a quorum, or by the sole remaining Director. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors.

     Section 3.06.  Regular Meetings.  A regular meeting of the Board of
                    ----------------
Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may by resolution provide for the holding of additional regular meetings without notice other than such resolution; provided, however, the resolution shall fix the date, time, and place (which may be anywhere within or without the State of North Carolina) for these regular meetings.

     Section 3.07.  Special Meetings.  Special meetings of the Board of
                    ----------------
Directors may be called for any lawful purpose or purposes by the Chairman of the Board, the Chief Executive Officer, the President or any two Directors. The person calling a special meeting shall give, or cause to be given, to each Director at his business address, notice of the date, time and place of the meeting by any normal means of communication not less than two days prior thereto.

     Section 3.08.  Participation by Telecommunications.  Any Director may
                    -----------------------------------
participate in, and be regarded as present at, any meeting of the Board of Directors by means of conference telephone or any other means of communication by which all persons participating in the meeting can hear each other at the same time.

     Section 3.09.  Quorum.  Unless the Corporation's Articles of
                    ------
Incorporation provide otherwise, a majority of the number of Directors fixed by or pursuant to these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, or if no number is so fixed the number of Directors in office immediately before the meeting begins shall constitute a quorum.

     Section 3.10.  Action.  The Board of Directors shall take action adopted
                    ------
by the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present, or the affirmative vote of a greater number of Directors where required by the Corporation's Articles of Incorporation or the Act.

     Section 3.11.  Action Without Meeting.  Any action required or permitted
                    ----------------------
to be taken by the Board of Directors at an annual, regular, or special meeting may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the Directors.

     Section 3.12.  Committees.  The Board of Directors may by resolution
                    ----------
designate and delegate authority to an Executive Committee and other committees with such authority as may be permitted by the Act. Special meetings of any committee may be called at any time by any

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Director who is a member of the committee or by any person entitled to call a special meeting of the full Board of Directors. Except as otherwise provided in this Section, the conduct of all meetings of any committee, including notice thereof, shall be governed by Sections 3.06 through 3.11 of this Article.

     Section 3.13.  Compensation.  The Board of Directors, in its discretion,
                    ------------
may compensate Directors for their services as such and may provide for the payment of all expenses reasonably incurred by Directors in attending meetings of the Board or of any committee or in the performance of their other duties as Directors. Nothing herein contained, however, shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

     Section 4.01.  In General.  The principal officers of the Corporation
                    ----------
shall consist of a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary and a Treasurer. Each officer shall exercise such authority and perform such duties as may be set forth in these Bylaws and any additional authority and duties as the Board of Directors shall determine from time to time. The same individual may simultaneously hold more than one office, but no individual may act in more than one capacity where action of two or more officers is required.

     Section 4.02.  Election, Term of Office, Qualification.  Each of the
                    ---------------------------------------
principal officers of the Corporation shall be elected annually by the Board of Directors and shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign, or until he shall have been removed in the manner hereinafter provided.

     Section 4.03.  Chairman of the Board.  The Chairman of the Board of
                    ---------------------
Directors shall preside at the meetings of the Board of Directors and may call meetings of the Board and of any committee thereof, whenever he deems it necessary, and he shall call to order and preside at all meetings of the shareholders of the Corporation. In addition he shall have such other powers and duties as the Board of Directors shall designate from time to time. The Chairman of the Board of Directors shall have power to execute on the Corporation's behalf any and all contracts, agreements, notes, bonds, deeds, mortgages, certificates, instruments, and other documents. If the Board of Directors shall fail to elect a Chairman of the Board, the Chief Executive Officer shall serve in such capacity and in the absence or nonexistence of a Chief Executive Officer, the President shall serve in such capacity.

     Section 4.04.  Chief Executive Officer.  Subject to such supervisory
                    -----------------------
powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a Corporation and shall have such other powers and duties

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as may be prescribed by the Board of Directors or these bylaws. The Chief
Executive Officer shall have the power to execute on the Corporation's behalf any and all contracts, agreements, notes, bonds, deeds, mortgages, certificates, instruments, and other documents except as may be specifically limited by resolutions of the Board of Directors.

     Section 4.05.  President.  The President, subject to the authority of the
                    ---------
Board of Directors and to such supervisory powers, if any, as may be given by the Board of Directors to the Chief Executive Officer, shall manage the business and affairs of the Corporation. The President shall see that the resolutions of the Board of Directors are put into effect. The President shall have full authority to execute on the Corporation's behalf any and all contracts, agreements, notes, bonds, deeds, mortgages, certificates, instruments, and other documents except as may be specifically limited by resolution of the Board of Directors.

     Section 4.06.  Vice Presidents.  Each Vice President shall have such powers
                    ---------------
and perform such duties as the Board of Directors may from time to time prescribe. The Board of Directors may elect or designate one or more of the Vice Presidents as Executive Vice Presidents, Senior Vice Presidents or with such other title as the Board may deem appropriate.

     Section 4.07.  Chief Financial Officer.  The Chief Financial Officer shall
                    -----------------------
keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any Director. The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, President and Directors, whenever they request it, an account of all of his transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

     Section 4.08.  Secretary.  The Secretary shall attend all meetings of the
                    ---------
shareholders and the Board of Directors and record the proceedings thereof. The Secretary shall give, or cause to be given, all notices in connection with such meetings. The Secretary shall be the custodian of the corporate seal and affix the seal to any document requiring it, attest the signature or certify the incumbency or signature of any officer of the Corporation and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors.

     Section 4.09.  Treasurer.  Subject to such supervisory powers as may have
                    ---------
been delegated to the Chief Financial Officer of the Corporation by the Board of Directors, the Treasurer shall keep safe custody of the Corporation's funds and maintain complete and accurate books and records of account. The Treasurer shall upon request report to the Board of Directors on the financial condition of the Corporation.

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     Section 4.10.  Assistant Secretary.  The Assistant Secretary, or, if there
                    -------------------
is more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 4.11.  Additional Officers.  The Board of Directors may elect or
                    -------------------
appoint such additional officers as it may deem necessary or advisable, and may delegate the power to appoint such additional officers to any committee or principal officer. Such additional officers shall have such powers and duties and shall hold office for such terms as may be determined by the Board or such committee or officer.

     Section 4.12.  Removal.  Except as may otherwise be provided by law or in
                    -------
the Articles of Incorporation, any officer may be removed by the Board of Directors with or without cause at any time.

     Section 4.13.  Salaries.  The salaries of the officers shall be fixed from
                    --------
time to time by the Board of Directors. No officer shall be prevented from receiving a salary by reason of the fact that he is also a Director of the Corporation.


                                   ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 5.01.  Contracts.  The Board of Directors may authorize any officer
                    ---------
or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 5.02.  Loans.  No loans shall be contracted on behalf of the
                    -----
Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors, and such authority may be general or confined to specific instances.

     Section 5.03.  Checks, Drafts, etc.  All checks, drafts or other orders for
                    -------------------
the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 5.04.  Deposits.  All funds of the Corporation not otherwise
                    --------
employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

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                                   ARTICLE VI

                               SHARE CERTIFICATES

     Section 6.01.  Certificates for Shares.  Certificates representing shares
                    -----------------------
of capital stock of the Corporation shall be in the form approved by the Board of Directors and shall be signed, either manually or in facsimile, by the Chairman of the Board, Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issuance, shall be entered on the stock transfer books of the Corporation.

     Section 6.02.  Transfer of Shares.  Subject to the provisions of the Act
                    ------------------
and to any transfer restrictions binding on the Corporation, transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his agent, attorney-in-fact or other legal representative, who shall furnish proper evidence of authority to transfer, upon surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the stock transfer books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as otherwise provided in these Bylaws.

     Section 6.03.  Lost Certificates.  The Board of Directors may authorize the
                    -----------------
issuance of a new share certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum and with such sureties as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost, destroyed or wrongfully taken; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond with respect to a certificate claimed to have been lost or destroyed. Any such authorization by the Board of Directors may be general or confined to specific instances. Nothing herein shall require the Board of Directors to authorize the issuance of any such replacement certificate under any circumstances in which the Corporation is not required to issue such certificate, this provision being permissive and not mandatory.

     Section 6.04.  Shares Held By Nominees.
                    -----------------------

     (a) The Corporation shall recognize the beneficial owner of shares registered in the name of a nominee as the owner and shareholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary of the Corporation a written certificate in a form prescribed by the Corporation, signed by the nominee and indicating the following: (1) the name, address and taxpayer identification number of the nominee; (2) the name, address and taxpayer identification number of the beneficial owner; (3) the number and

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          class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the shareholder; and
          (4) the purposes for which the beneficial owner shall be recognized as the shareholder.


     (b) The purposes for which the Corporation shall recognize a beneficial owner as the shareholder may include the following: (1) receiving notice of, voting at and otherwise participating in shareholders' meetings; (2) executing consents with respect to the shares; (3) exercising dissenters' rights under Article 13 of the North Carolina Business Corporation Act; (4) receiving distributions and share dividends with respect to the shares; (5) exercising inspection rights; (6) receiving reports, financial statements, proxy statements and other communications from the Corporation; (7) making any demand upon the Corporation required or permitted by law; and (8) exercising any other rights or receiving any other benefits of a shareholder with respect to the shares.


     (c) The certificate shall be effective ten (10) business days after its receipt by the Corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date.


     (d) If the certificate affects less than all of the shares registered in the name of the nominee, the Corporation may require the shares affected by the certificate to be registered separately on the books of the Corporation and be represented by a share certificate that bears a conspicuous legend stating that there is a nominee certificate in effect with respect to the shares represented by that share certificate.

                                  ARTICLE VII

                                INDEMNIFICATION

     Section 7.01.  Right to Indemnification. Each person who was or is a party
                    ------------------------
or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter, a "proceeding" and including without limitation, a proceeding brought by or on behalf of the Corporation itself), by reason that he is or was a Director or officer of the Corporation, or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving as a Director, officer, partner, trustee, employee, agent, trustee or administrator, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Act permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a

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person who has ceased to serve in the capacity that initially entitled such person to indemnification hereunder and shall inure to the benefit of his heirs, executors and administrators; provided, however, that the Corporation shall
                              -----------------
indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Act so requires, the payment of expenses
-----------------
incurred by a Director or officer in his capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that the Director or officer is not entitled to be indemnified under this Section or otherwise.

     Section 7.02.  Right of Claimant to Bring Suit.  If a claim under Section
                    -------------------------------
7.01 hereof is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 7.03.  Nonexclusivity of Rights.  The right to indemnification and
                    ------------------------
the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), the Corporation's Articles of Incorporation, these Bylaws, any agreement, the vote of shareholders or disinterested Directors or otherwise.

     Section 7.04.  Insurance.  The Corporation may maintain insurance, at its
                    ---------
expense, to protect itself and any person who is or was serving as a Director, officer, employee or agent of the Corporation and is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or trustee or administrator under an employee benefit plan against any liability asserted against and incurred by that person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the Act.

     Section 7.05.  Savings Clause.  If this Article VII or any portion hereof
                    --------------
shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each Director and officer of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this
Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

                                  ARTICLE VIII

                              RECORDS AND REPORTS

     Section 8.01.  General.  The Corporation shall keep all records and submit
                    -------
and file all reports and filings as are required by applicable law. Unless the Board of Directors otherwise directs, the Chief Financial Officer shall be responsible for keeping, or causing to be kept, all financial and accounting records of the Corporation and for submitting or filing, or causing to be submitted or filed, all reports and filings of a financial or accounting nature, and the Secretary shall be responsible for keeping, or causing to be kept, all other records and for submitting or filing, or causing to be submitted or filed, all other reports and filings.

     The Corporation shall keep as permanent records minutes of all meetings of its incorporator, shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by committees of the Board of Directors. The Corporation shall maintain appropriate accounting records. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

     Section 8.02.  Records at Principal Office.  The Corporation shall keep a
                    ---------------------------
copy of the following records at the Corporation's principal office:

     (a) Its Articles of Incorporation or restated Articles of Incorporation and all amendments to them currently in effect.

     (b) Its Bylaws or restated Bylaws and all amendments to them currently in effect.

     (c) Resolutions adopted by the Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding.

     (d) The minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years.

     (e) All written communications to shareholders generally within the past three years and the financial statements required by law to be made available to the shareholders for the past three years.

     (f) A list of the names and business addresses of its current Directors and officers.

     (g) Its most recent annual report delivered to the North Carolina Secretary of State pursuant to the Act.

     Section 8.03.  Financial Statements.  The Corporation shall make available
                    --------------------
to the shareholders annual financial statements, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements shall also be prepared on that basis.

     If the annual financial statements are reported upon by a public accountant, such accountant's report shall accompany them. If not, the statements shall be accompanied by a statement of the President, the Chief Financial Officer or the Treasurer or other person responsible for the Corporation's accounting records:

     (a) stating his or her reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

     (b) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

The Corporation shall mail the annual financial statements, or a written notice of their availability, to each shareholder within 120 days after the close of each fiscal year; provided that the failure of the Corporation to comply with this requirement shall not constitute the basis for any claim of damages by any shareholder unless such failure was in bad faith. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail such shareholder the latest financial statements.

     Section 8.04.  Annual Report.  The Corporation shall prepare and deliver to
                    -------------
the North Carolina Secretary of State for filing each year the annual report required by the Act.


                                   ARTICLE IX

                                 MISCELLANEOUS

     Section 9.01.  Dividends.  The Board of Directors may from time to time
                    ---------
declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Act and the Corporation's Articles of Incorporation. The Board of Directors may fix in advance a record date for determining the shareholders entitled to a dividend. If such record date is not fixed by the Board of Directors, the date the Board of Directors authorizes such dividend shall be the record date.

     Section 9.02.  Seal.  The corporate seal of the Corporation shall consist
                    ----
of two concentric circles between or within which are the name of the Corporation, the year of incorporation and the word "SEAL." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, stamped or reproduced by any means. Any officer of the Corporation authorized to execute or attest a document on behalf of the Corporation may affix or reproduce on such document, as and for the corporate seal of the Corporation, a seal in any other form sufficient to evidence that it is intended by such officer to represent the corporate seal of the Corporation, in which case such seal shall be as effective as the corporate seal in the form herein prescribed.

     Section 9.03.  Fiscal Year.  The fiscal year of the Corporation shall be
                    -----------
established, and may be altered, by resolution of the Board of Directors from time to time as the Board deems advisable.

     Section 9.04.  Amendments.  Except an otherwise provided in the Articles of
                    ----------
Incorporation or the Act, these Bylaws may be amended or repealed and new bylaws may be adopted by action of the Board of Directors or shareholders. Notwithstanding the approval and adoption of these Bylaws by the shareholders, these Bylaws may be amended or repealed and new bylaws may be adopted by action of the Board of Directors.

     Section 9.05.  Notice; Waiver of Notice.  Whenever any notice is required
                    ------------------------
to be given under the Act, the Corporation's Articles of Incorporation, or these Bylaws, it shall be in writing and may be communicated in person, by telephone, telegraph, teletype or other form of wire or wireless communication, or by facsimile transmission, or by mail or private carrier. If mailed, notice to a shareholder is effective when deposited in the United States mail with postage thereon prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. All other notice is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with postage thereon prepaid and correctly addressed; and (iii) on the date shown on the return receipt, if sent by certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. A shareholder or Director, as the case may be, may waive notice otherwise required by these Bylaws, before or after the date stated in such notice, by delivery of a written waiver of such notice signed by such shareholder or Director to the Corporation for filing or inclusion with the minutes or corporate records, or, to the extent provided by the Act, by attendance at the meeting to which such notice relates.

     Section 9.06.  Shareholders of Record.  For the purpose of determining
                    ----------------------
shareholders entitled to vote at any meeting of shareholders, or entitled to receive dividends or other distributions, or in connection with any other proper purpose requiring a determination of shareholders, the Board of Directors shall by resolution fix a record date for such determination. The date shall be not more than sixty (60) and not less than ten (10) days prior to the date on which the activity requiring the determination is to occur. The shareholders of record appearing in the stock transfer books of the Corporation at the close of business on the record date so fixed shall constitute the shareholders of record in respect of the activity in question. In the absence of action by the Board of Directors to fix a record date, the record date (unless otherwise specified in the Corporation's Articles of Incorporation or these Bylaws) shall be ten (10) days prior to the date on which the activity requiring a determination of shareholders is to occur.

     Section 9.07.  Conflict with Act and Articles of Incorporation;
                    -----------------------------------------------
Severability. In the event of a conflict between the Act or the Corporation's
------------
Articles of Incorporation and these Bylaws, the Act or Articles of Incorporation, as the case may be, shall prevail to the extent of such conflict. Any provision of these Bylaws, or any amendment hereto, which is determined to be in violation of the Act shall not in any way render the remaining provisions invalid.

                       CERTIFICATE OF ADOPTION OF BYLAWS

     IN WITNESS WHEREOF, the undersigned certifies that the forgoing fifteen
(15) pages are the true and accurate Bylaws of Waste Holdings, Inc., in full force and effect as of the date hereof.

DATED:  __________, 2000



                                         _______________________________________
                                         Name:  Stephen C. Shaw
                                         Chief Financial Officer, Secretary
                                         and Treasurer


                                         [Seal]

                            Secretary's Certificate
                            -----------------------

  The undersigned, being the Secretary of Waste Holdings, Inc., a North Carolina corporation (the "Company"), hereby certifies that attached hereto as Exhibit A
                                                                      ---------
is a true, correct and complete copy of the Bylaws of the Company, which Bylaws are in full force and effect on and as of the date hereof, and have not been amended or rescinded.

Dated:  __________, 2000



                                             _________________________________
                                             Stephen C. Shaw, Secretary